EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2007, which appears on page F-1 of the 2006 Annual Report on Form 20-F of China Natural Resources, Inc. and to the  reference to our Firm under the caption "Experts" in the Prospectus.

GHP Horwath, P.C.

Denver, Colorado

October 18, 2007